UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2021

GOGO INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35975	27-1650905
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 North Canal St., Suite 1400
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 303- 301-3271

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GOGO	NASDAQ Global Select Market
Preferred Stock Purchase Rights	GOGO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On November 4, 2021, Gogo Inc. (the “Company”) disclosed in its third quarter conference call that as a result of the Company’s lower leverage ratio during the third quarter, and effective November 2021, the applicable margin for the Company’s term loan facility decreased by 50 basis points, to LIBOR plus 3.25% with a 75 basis point floor, and the commitment fee on the Company’s revolving credit facility was reduced by 25 basis points, resulting in approximately $3.8 million in annual savings. The Company also disclosed that following the expected equitization of the remaining convertible notes maturing in May 2022, its annual interest expense will have been reduced from $111 million before the April 2021 refinancing to approximately $30 million.

The Company hereby corrects and replaces such disclosures in their entirety to clarify that the interest rate reduction driven by the leverage ratio does not apply to the Company’s term loan facility, and the annual interest rate on such facility remains at adjusted LIBOR (subject to a floor of 75 basis points) plus an applicable margin of 3.75% or, at the Company’s option, at an alternative base rate plus an applicable margin of 2.75%. Effective November 8, 2021, only the applicable annual commitment fee on the unused amount of the Company’s revolving credit facility was reduced (by 25 basis points), resulting in approximately $0.25 million in annual savings. In addition, while the Company has not yet borrowed under the revolving facility, due to the third quarter leverage ratio the Company is entitled to a 50 basis point reduction in the applicable margin for such facility. The current interest rate under the revolver would be adjusted LIBOR (subject to a floor of 0.00%) plus an applicable margin of 3.25% or, at the Company’s option, an alternative base rate plus an applicable margin of 2.25%. Following the maturity of the remaining convertible notes, the Company expects its annual interest expense to be approximately $33 million, based on current interest rates.

The Company notes that this correction is immaterial to its financial position and projections and does not impact its previously issued 2021 and long-term Free Cash Flow guidance.

The information in this Item 7.01 of Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOGO INC.

Date:	November 15, 2021	By:	/s/ Marguerite M. Elias
Marguerite M. Elias Executive Vice President, General Counsel and Secretary